UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): July 11, 2007

PRO-FAC COOPERATIVE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-20539	16-6036816
(Commission File Number)	(IRS Employer Identification No.)

590 WillowBrook Office Park, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4210
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

  ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.   Other Events.

On July 11, 2007, Pro-Fac Cooperative, Inc. (the “Company”) issued a press release announcing its expected redemption of all of its retained earnings allocated to its members and all of its non-cumulative preferred stock, and its expected partial redemption of its Class A cumulative preferred stock. Also included in the press release is the Company’s notice of the declaration by the Company’s Board of Directors of a dividend on its non-cumulative preferred stock and its Class A cumulative preferred stock.

The Company’s press is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed with this Current Report:

Exhibit	Description

99.1

Press release, dated July 11, 2007 relating to the expected redemption of all of Pro-Fac Cooperative’s retained earnings and all of its non-cumulative preferred stock, and its expected partial redemption of its Class A cumulative preferred stock, and relating to dividends declared.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2007	PRO-FAC COOPERATIVE, INC.

By: /s/ Stephen R. Wright
Stephen R. Wright,
Chief Executive Officer, Chief Financial Officer,
General Manager and Secretary
(Principal Executive Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

99.1

Press release, dated July 11, 2007 relating to the expected redemption of all of Pro-Fac Cooperative’s retained earnings and all of its non-cumulative preferred stock, and its expected partial redemption of its Class A cumulative preferred stock, and relating to dividends declared.